EXHIBIT 99.1

  ViaVid Broadcasting Reports Fiscal 2003 Second Quarter and Six-Month Results

November 17, 2003 - ViaVid Broadcasting Inc. (OTC-BB: VVDB), a provider of teleconferencing, web conferencing, transcription and support services, has announced its second quarter results for the three and six-month periods ending September 30, 2003

For the quarter and six months ended September 30, 2003, revenues were $170,690 and $332,444, respectively, compared to $145,792 and $253,536 in the comparable periods of the previous year. Revenues increased 17% for the quarter and 31% for the year-to-year six-month periods.

Net loss for the quarter was $22,731, or $0.0 per share, compared to $116,571, or ($0.01) per share, in the same quarter last year. Net loss for the first six months of the fiscal year were $48,740, or $0.0 per share, compared to $251,734, or ($0.02) per share, in the comparable prior period.

The increase in revenues during the quarter primarily reflects an increase in our client base and providing a greater volume of services.

For the quarter and six months ended September 30, 2003, our operating expenses were $193,421 and $381,256, respectively, compared to 262,363 and $505,319 in the comparable periods of the previous year. The decrease in operating expenses of 26% is due to the restructuring of our operations to reduce and eliminate certain expenses.

Cash and receivables at September 30, 2003 were $128,767. We believe that with the completion of our recent restructuring whereby we reduced our operating expenses, we will be able to support our operations out of our cash flow. However, we expect to continue, as opportunities arise, to seek to raise additional capital through the sale of equity securities.

"We are delighted with the increasing acceptance of our products and services in the teleconferencing industry, which is reflected by our revenue growth and increased number of customers" stated, Brian Kathler, ViaVid's President and Chief Executive Officer. "We recently announced the launch of our new ViaVision Web Conferencing Platform and are currently working with our conferencing partners for its distribution. The product officially launched on October 16th of this year and one of the Company's conferencing partners, Client Instant Access, has accepted the technology for use with its clients."


          CAUTIONARY STATEMENT: This press release includes "forward-looking statements" as defined under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties. Forward-looking statements made herein and elsewhere concerning VIAVID include, but are not limited to, our plans and objectives for our future operations, including plans or objectives relating to our services, our plans and objectives regarding revenues and expenses in future periods, our needs for capital expenditures, our ability to maintain our competitive position, our plans and objectives and needs to raise additional capital, the terms on which such capital can be raised, the period over which any capital available currently to us or raised in the future will be sufficient to meet our current or future levels of operating and other expenses, and our plans regarding the uses of that capital, as well as any other prospective financial information concerning us. We cannot assure you that we will be successful in growing our user and customer base as we plan, attracting companies to use our Internet-based communication services for the dissemination of their news information, realizing material amounts of webcasting or other revenues, achieving any commercial advantage relative to other financial news dissemination media companies or raising the additional capital required to support our operations or the terms and conditions on which such capital can be raised. If our assumptions are incorrect or our webcasting or other growth plans or plans to realize revenues or raise additional capital fail to materialize, we may be unsuccessful in developing as a viable business enterprise. Under such circumstance your entire investment will be in jeopardy and may be lost. Our business plan has evolved over time, and we expect that our plans will evolve further in the future. We caution you that various risk factors relating to our forward looking statements are described, among other places, in our Annual Reports on Form 10K-SB, Quarterly Reports on Form 10-QSB, and our Current Reports on Form 8-K. These risk factors could cause our operating results, financial condition and ability to fulfill our plans to differ materially from those expressed in any forward-looking statements made in this press release and could adversely affect our financial condition and our ability to pursue our business strategy and plans.

VIAVID BROADCASTING INC.

CONSOLIDATED STATEMENTS OF OPERATIONS
(Expressed in United States Dollars)
(Unaudited)

=========================================================================================================
                                         Three Months     Three Months       Six Months      Six Months
                                                Ended            Ended            Ended           Ended
                                        September 30,    September 30,    September 30,   September 30,
                                                 2003             2002             2003            2002
---------------------------------------------------------------------------------------------------------

REVENUE
    Broadcast and web income          $       170,690  $       145,792  $       332,444  $       253,536
                                      ---------------  ---------------  ---------------  ---------------

EXPENSES
    Amortization                                6,169            7,789           12,223           16,277
    Bad debts                                      --            4,695               --            7,681
    Conference calls                           61,862           78,293          136,425          138,589
    Consulting                                 65,205           72,202          129,563          130,120
    Foreign exchange (gain)                        --           (1,106)              --            2,216
    Interest                                    1,388            2,250            2,513            2,250
    Loss on sale of property and                   --            3,843               --            3,843
            equipment
    Office and miscellaneous                   27,264           13,703           50,368           40,789
    Professional fees                          12,774           13,341           17,645           28,430
    Rent                                        2,888           13,625            4,318           23,900
    Salaries and benefits                      13,110           17,535           24,815           36,108
    Stock based compensation                       --           36,019               --           73,554
    Travel and promotion                        2,761              174            3,386            1,562
                                      ---------------  ---------------  ---------------  ---------------

                                              193,421          262,363          381,256          505,319
                                      ---------------  ---------------  ---------------  ---------------

LOSS BEFORE OTHER ITEM                        (22,731)        (116,571)         (48,812)        (251,783)

OTHER ITEM
    Interest income                                30               25               72               49
                                      ---------------  ---------------  ---------------  ---------------

LOSS FOR THE PERIOD                   $       (22,701) $      (116,546) $       (48,740) $      (251,734)
=========================================================================================================

BASIC AND DILUTED LOSS PER COMMON
    SHARE                             $         (0.00) $         (0.01) $         (0.00) $         (0.02)
=========================================================================================================

WEIGHTED AVERAGE NUMBER OF
    SHARES OF COMMON STOCK
    OUTSTANDING                            12,792,565       12,053,434       12,608,792       12,038,301
=========================================================================================================


For more information regarding this release please contact:

Bob Gamon
ViaVid Broadcasting Inc.
145 Chadwick Court, Suite 290
North Vancouver, BC, Canada V7M 3K1
Tel: 1-888-562-0262